AMENDMENT TO FUND

                             PARTICIPATION AGREEMENT

                                      AMONG

                         PIMCO VARIABLE INSURANCE TRUST,

                        PIMCO ADVISORS DISTRIBUTORS LLC,

                                       and

                    JEFFERSON NATIONAL LIFE INSURANCE COMPANY

            For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the May 1, 2003 Fund Participation Agreement among PIMCO Variable Insurance Trust (the "Fund"), a Delaware business trust, PIMCO Advisors Distributors LLC (the "Underwriter") and Jefferson National Life Insurance Company as follows:

            1. Schedule A thereto is hereby modified in its entirety to read as set forth in SCHEDULE A attached hereto.

            2. All other terms of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of this date, May 1, 2005.

                                 PIMCO VARIABLE INSURANCE TRUST

                                           By: _________________________________
                                           Name:
                                           Title:

                                           PIMCO ADVISORS DISTRIBUTORS LLC

                                           By: _________________________________
                                           Name:
                                           Title:


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                                           JEFFERSON NATIONAL LIFE INSURANCE
                                           COMPANY

                                           By: _________________________________
                                           Name:
                                           Title:


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                                   SCHEDULE A

PIMCO VARIABLE INSURANCE TRUST PORTFOLIOS:

Real Return Portfolio
Total Return Portfolio
Money Market Portfolio
Short Term Portfolio

SEGREGATED ASSET ACCOUNTS:                   FORM:

Jefferson National Life Annuity Account C    22-4025 (Individual)
                                             32-4000 (Group)
Jefferson National Life Annuity Account E    22-4047/32-4003 (Achievement)
                                             22-4048/32-4002 (Educator)
Jefferson National Life Annuity Account F    22-4061
Jefferson National Life Annuity Account G    22-4056
                                             JNL-2300
Jefferson National Life Annuity Account H    CVIC-2000 or -2001 (state specific)
Jefferson National Life Annuity Account I    CVIC-2004 or -2005 (state specific)
Jefferson National Life Annuity Account J    JNL-2100
Jefferson National Life Annuity Account K    JNL-2200
Jefferson National Variable Account L


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